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                                                                      EXHIBIT 12


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries


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

(Dollars in Millions)                                                                         THREE MONTHS ENDED MARCH 31, 2001
---------------------                                                                         ----------------------------------
Income before provision for income taxes, extraordinary item and cumulative effect
   of change in accounting principle                                                                         $ 2,758
Minority interest                                                                                                 98
Equity in income from unconsolidated businesses                                                                 (216)
Dividends from unconsolidated businesses                                                                          16
Interest expense                                                                                                 921
Portion of rent expense representing interest                                                                    103
Amortization of capitalized interest                                                                              16
                                                                                                             -------
Income, as adjusted                                                                                          $ 3,696
                                                                                                             =======
Fixed charges:
Interest expense                                                                                             $   921
Portion of rent expense representing interest                                                                    103
Capitalized interest                                                                                              84
Preferred stock dividend requirement                                                                               3
                                                                                                             -------
Fixed charges                                                                                                $ 1,111
                                                                                                             =======
Ratio of earnings to fixed charges                                                                              3.33
                                                                                                             =======
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